Profit Corporation

Articles of Incorporation

I.The name of the profit corporation is:

Entertainment Activations Inc.

II.The name and physical address of the registered agent of the profit corporation is:

Registered Agents Inc

30 N Gould St Ste R

Sheridan, WY 82801

III.The mailing address of the profit corporation is:

30 N. Gould St

Suite R

Sheridan, WY 82801

IV.The principal office address of the profit corporation is:

30 N. Gould St

Suite R

Sheridan, WY 82801

V.The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:1,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:1,000,000	Preferred Par Value:	$0.0002

VI.The name and address of each incorporator is as follows:

Peter Klamka

4515 Dean Martin Dr Las Vegas, NV 89103

Signature:	peter klamka	Date: 11/28/2022
Print Name:	peter klamka

Title:	ceo

Email:	peterklamka@yahoo.com

Daytime Phone #:	(917) 932-7442

Part 1 of 4

☑I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17- 16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Peter Klamka

☑I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑I acknowledge having read W.S. 6-5-308.

Filer is:	☑	An Individual	☐	An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	peter klamka	Date: 11/28/2022
Print Name:	peter klamka

Title:	ceo

Email:	peterklamka@yahoo.com

Daytime Phone #:	(917) 932-7442

Part 2 of 4

Consent to Appointment by Registered Agent

Registered Agents Inc, whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Entertainment Activations Inc. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	peter klamka	Date: 11/28/2022
Print Name:	peter klamka

Title:	ceo

Email:	peterklamka@yahoo.com

Daytime Phone #:	(917) 932-7442

Part 3 of 4

STATE OF WYOMING
Office of the Secretary of State

I, KARL ALLRED, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Entertainment Activations Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **28th** day of **November**, **2022** at **4:12 PM.**

Remainder intentionally left blank.

Filed Date: 11/28/2022

Secretary of State

Filed Online By:

peter klamka

on 11/28/2022

Part 4 of 4